Exhibit 99.1

December 29, 2023

Salem Media Group Announces Voluntary Delisting from the Nasdaq Global Market

IRVING, Texas—(BUSINESS WIRE)— Salem Media Group, Inc. (the “Company”) (NASDAQ: SALM) announced today that it has given formal notice to the Nasdaq Stock Market of its intention to voluntarily delist its Class A Common Stock from the Nasdaq Global Market and to deregister its Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25 (Notification of Removal of Listing) on or about January 8, 2024, with the delisting of its Class A Common Stock taking effect no earlier than ten days thereafter. As a result, the Company expects that the last trading day of its common stock on the Nasdaq Global Market will be on or about January 18, 2024. Further, prior to March 29, 2024, the Company intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

The Company anticipates significant financial savings as a result of this decision. In addition, delisting and deregistration provide several benefits to the Company and its stockholders including lower operating costs and reduced management time commitment for compliance and reporting activities.

The Corporation anticipates that its Class A Common Stock will be quoted on the OTCQX or other market operated by OTC Markets Group Inc. (the “OTC”), and it intends to take such actions to enable its Class A Common Stock to be quoted on the OTCQX or on another OTC market so that a trading market may continue to exist for its Class A Common Stock. The Corporation expects its Class A Common Stock to be quoted on the OTCQX Market beginning on or around January 19, 2024, pending approval by the OTC.

FORWARD LOOKING STATEMENTS:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements, including statements regarding the expected timing and process for delisting and deregistering the Company’s Class A Common Stock, are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, the Company’s ability to facilitate the quoting of its Class A Common Stock on the OTCQX or another OTC market, and other important factors discussed in the Company’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ABOUT SALEM MEDIA GROUP:

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc. at www.salemmedia.com.

Company Contact:

Evan D. Masyr

Executive Vice President and Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

Source: Salem Media Group, Inc.